Exhibit 99.1

CORONADO BIOSCIENCES ANNOUNCES INITIATION OF INVESTIGATOR-INITIATED STUDY EVALUATING TSO IN PEDIATRIC PATIENTS WITH AUTISM SPECTRUM DISORDER

Burlington, MA – April 10, 2014 – Coronado Biosciences, Inc. (NASDAQ: CNDO) today announced that an Investigator-Initiated Study evaluating TSO (Trichuris suis ova or CNDO-201) for the treatment of pediatric patients with autism spectrum disorder (ASD) has initiated. The study is being conducted by the Hadassah-Hebrew University Medical Center in Jerusalem, Israel. Dr. Itai Berger, Director of its Neuro-Cognitive Center, is the Principal Investigator of the trial.

“There is increasing evidence linking immune dysregulation to autism in a subset of patients. Whether an approach like TSO can modify the disease course of ASD is an important scientific and clinical question,” said Dr. Lindsay A. Rosenwald, Chairman, President and CEO of Coronado. “We are very pleased that Dr. Berger has decided to conduct the first TSO study in pediatric ASD patients.”

This trial is a randomized, double-blind, placebo-controlled, 16-week study designed to enroll 60 patients in the age range of 6 to 17 years who meet criteria for the diagnosis of ASD. Patients will receive placebo, 2500 TSO or 7500 TSO every other week for 16 weeks. The goal of the pilot study is to test for safety of TSO compared to placebo in pediatric patients with ASD, and efficacy signals on irritability, repetitive behaviors, global functioning and social cognition. Additional study details can be found at www.clinicaltrials.gov.

"We are honored and happy to start this study,” stated Dr. Berger. “We hope that future results will show that it is possible to help and improve both medical conditions and quality of life for ASD children and their families."

About Autism Spectrum Disorder

Autism spectrum disorder and autism are both general terms for a group of complex disorders of brain development. These disorders are characterized by three core symptoms: difficulties in social interaction, verbal and nonverbal communication and repetitive behaviors. Autism statistics from the U.S. Centers for Disease Control and Prevention identify approximately 1 in 68 American children as on the autism spectrum. Autism Speaks, the world’s leading autism science and advocacy organization, announced in March 2012 preliminary results of new research that estimates autism costs society $126 billion per year in the U.S.

About Coronado Biosciences

Since inception, Coronado Biosciences has been a biopharmaceutical company involved in the development of novel immunotherapy agents for the treatment of autoimmune diseases and cancer, namely CNDO-201 or Trichuris suis ova (TSO) and CNDO-109. As part of its growth strategy, the Company plans to identify, evaluate and potentially in-license, acquire or invest in pharmaceutical and biotechnology products, technologies and/or companies. Coronado may also from time to time consider financing existing or later-acquired products, technologies or companies through partnerships, joint ventures, direct financings and/or public or private spin-outs.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; risks related to our growth strategy; our dependence on third party suppliers; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Lucy Lu, MD, Executive Vice President & Chief Financial Officer

Coronado Biosciences, Inc.

781-652-4525; ir@coronadobio.com